UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – registrant’s business and operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2020, with respect to the offering and sale of $500,000,000 aggregate principal amount of its 2.400% Senior Notes due 2030 (the “2030 Notes”) and $500,000,000 aggregate principal amount of its 3.300% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

Sysco intends to allocate the net proceeds of the sale of the 2030 Notes to one or more financings or refinancings in whole or in part of new or existing Eligible Projects (as defined below), with refinancings limited to investments made in the three years prior to the issuance of the 2030 Notes. Pending the allocation of the net proceeds from the sale of the 2030 Notes to Eligible Projects, Sysco intends to temporarily invest such amounts in accordance with its cash management policies or use such amounts to repay certain of its indebtedness, or both.

“Eligible Projects” are investments and expenditures made by Sysco or any of its subsidiaries in new projects, and projects that have received funding in the three years prior to the issuance of the notes, which projects meet one or more of the following categories of eligible criteria:

•	Renewable Energy: Expenditures related to the development, construction, and acquisition of renewable energy projects as well as sourcing electricity for our operations with renewable energy, such as solar and wind energy. Sourcing expenditures must be pursuant to long-term power purchase agreements which were entered into prior to commercial operation of the related facility.

•	Energy Efficiency: Expenditures related to the development of energy efficiency projects in new or existing corporate and supply chain facilities. Includes installing technologies such as LED lighting and increasing refrigeration efficiency systems.

•	Clean Transportation: Expenditures related to reducing emissions in our truck fleet. Includes pursuing electrification of our truck fleet, installation of electric charging infrastructure within our facilities, and using new technology to identify the most economically and environmentally efficient route to transport shipments, and developing and testing new technologies such as zero-emissions trailer technologies.

•	Waste Reduction: Expenditures related to reducing/preventing waste. Includes reducing waste to landfill, and capital expenditures related to expanding recycling programs.

•	Sustainable Water and Wastewater Management: Expenditures related to water-saving opportunities. Includes recycling water from our vehicle washing stations, using rainwater for landscaping, and installing technology that can capture and recycle condensation from cooling processes in refrigeration.

•	Environmentally Sustainable Management of Living Natural Resources and Land Use/Food Security: Expenditures related to implementing practices to protect sensitive areas, improve air, water, soil and wildlife resources, and conserve nonrenewable mineral resources. Includes procurement of products which are certified organic or through the Sysco Integrated Pest Management program.

•	Aquatic Biodiversity Conservation/Food Security: Expenditures related to supporting transformational change in the management of global fisheries and promoting responsible aquaculture. Includes procuring seafood products from fisheries certified by the Marine Stewardship Council (“MSC”), farms certified by the Aquaculture Stewardship Council (“ASC”), and/or certified against a minimum two-star rating on the Best Aquaculture Practices standards as defined by the Global Aquaculture Alliance, enhancing capabilities to trace seafood products, working with fisheries to improve their environmental performance and achieve MSC or ASC certification, implementation and support of Fishery Improvement Projects.

•	Socioeconomic Advancement and Empowerment: Expenditures related to increasing spending with qualified minority- and women-owned business suppliers in line with certain eligibility criteria. Includes spending to support eligible businesses to meet our supplier requirements and monitoring performance of suppliers to ensure fair treatment of workers who grow, harvest and process products in our global supply chain.

Sysco intends to use the net proceeds from the offering of the 2050 Notes to repay outstanding borrowings under its commercial paper program and for general corporate purposes.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-227056) and are described in a Prospectus Supplement dated February 11, 2020. The Notes initially are fully and unconditionally guaranteed by Sysco’s direct and indirect wholly-owned subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the Notes or any of Sysco’s other indebtedness. Interest on the 2030 Notes will be paid semi-annually on February 15 and August 15, beginning August 15, 2020. Interest on the 2050 Notes will be paid semi-annually on February 15 and August 15, beginning August 15, 2020. The terms of the 2030 Notes are more fully described in the Thirty-Fourth Supplemental Indenture, and the terms of the 2050 Notes are more fully described in the Thirty-Fifth Supplemental Indenture, each dated as of February 13, 2020 (collectively, the “Supplemental Indentures”), among Sysco, as Issuer, the Guarantors named therein and U.S. Bank National Association (the “Trustee”), as trustee solely with respect to the Notes and any other series of Securities (as defined in the Base Indenture (as defined below)) issued thereunder, for which the Trustee may be designated from time to time as trustee, in lieu of The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”). The Supplemental Indentures were entered into in accordance with the provisions of the Indenture, dated as of June 15, 1995 (the “Base Indenture”), between Sysco and Bank of New York Mellon, as amended and supplemented by the Thirteenth Supplemental Indenture, dated as of February 17, 2012, among Sysco, the Guarantors named therein and Bank of New York Mellon.

At Sysco’s option, any or all of the Notes may be redeemed, in whole or in part, at any time prior to maturity. If Sysco elects to redeem the Notes before the date that is three months prior to the maturity date, Sysco will pay an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the date described above. If Sysco elects to redeem a series of Notes on or after the applicable date described in the preceding sentence, Sysco will pay an amount equal to 100% of the principal amount of the Notes to be redeemed. In both cases, Sysco will pay accrued and unpaid interest on the Notes redeemed to the redemption date.

The Underwriting Agreement contains customary representations, warranties and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provision.

The foregoing descriptions of the Underwriting Agreement, the Supplemental Indentures and the terms of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Supplemental Indentures and the forms of the Notes, which are filed as exhibits to this Current Report on Form 8-K.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory and investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the Underwriters are lenders under Sysco’s credit facility. In addition, affiliates of certain of the Underwriters are dealers under Sysco’s commercial paper program and may hold commercial paper notes thereunder. The Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses. Additionally, U.S. Bank National Association, an affiliate of one of the underwriters, is trustee for the Notes.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

A copy of the press release issued by Sysco on February 13, 2020, is attached as Exhibit 99.1 hereto.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement dated February 11, 2020 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto.

4.1	Thirty-Fourth Supplemental Indenture dated as of February 13, 2020 among Sysco, the Guarantors and the Trustee relating to the 2030 Notes.

4.2	Form of 2.400% Senior Note due 2030 (included as Annex A to Exhibit 4.1 above).

4.3	Thirty-Fifth Supplemental Indenture dated as of February 13, 2020 among Sysco, the Guarantors and the Trustee relating to the 2050 Notes.

4.4	Form of 3.300% Senior Note due 2050 (included as Annex A to Exhibit 4.3 above).

5.1	Opinion of Bracewell LLP.

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above).

99.1	Press release dated February 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: February 13, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Vice President, Legal, General Counsel and Corporate Secretary